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                                                                   Exhibit 10.16


                        AMENDMENT AND RESTATEMENT OF THE
                              RCSB FINANCIAL, INC.
                NON-EMPLOYEE DIRECTOR DEFERRED COMPENSATION PLAN


1.       HISTORY AND PURPOSE OF THE PLAN

The RCSB Financial, Inc. Non-Employee Director Deferred Compensation Plan (the "Plan") was established to provide a procedure whereby individuals who served as members of the Board of Directors of RCSB Financial, Inc. ("RCSB") who were not employees of RCSB or any of its subsidiaries ("Non-employee Directors") were permitted to defer the payment of all or a specified portion of the compensation payable to them for services as Non-employee Directors, including the annual retainer, meeting fees, and fees payable to Non-employee Directors for services above and beyond those services in connection with any Board and committee responsibilities ("Fees").

RCSB entered into an Agreement and Plan of Merger and Reorganization by and among Charter One Financial, Inc., Charter Michigan Bancorp, Inc., Charter One Bank F.S.B., RCSB Financial, Inc. and Rochester Community Savings Bank, dated May 21, 1997 ("Merger Agreement"), whereby RCSB merged into Charter Michigan Bancorp, Inc. ("Charter Michigan"). In accordance with the Merger Agreement and a letter, dated May 21, 1997, which supplemented the Merger Agreement (the "Supplemental Agreement"), the Board of Directors of RCSB was to take appropriate action to prohibit additional Plan deferrals with respect to Fees earned after December 31, 1997, and the Board of Directors of RCSB was eliminated and replaced by the Board of Directors of Charter Michigan. In addition, in accordance with the Supplemental Agreement, Charter One Financial, Inc.("COFI") assumed all obligations under the Plan.

This amendment and restatement of the Plan, effective December 1, 1998, reflects changes that occurred as a result of the Merger Agreement and Supplemental Agreement, resolutions adopted by the Board of Directors of Charter Michigan wherein it transferred any and all of its responsibilities and duties under the Plan to the Board of Directors of COFI (the "Board of Directors"), and resolutions adopted by the Board of Directors wherein it authorized and approved changes to the Plan, including certain changes related to Plan valuation and distribution options and the establishment of a trust for certain Plan assets.

2.       ADMINISTRATION

The Plan shall be administered by a committee ("Committee") consisting of no fewer than two persons appointed from time to time by the Board of Directors. The Committee shall have plenary authority in its discretion, but subject to the express provisions of the Plan, to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to it, and to make all other determinations deemed necessary or advisable for the administration of the Plan. The determinations of the Committee on the foregoing matters shall be conclusive and binding on all interested parties.


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3.       DEFERRAL ELECTIONS

With respect to Fees earned prior to January 1, 1998, a Non-employee Director could irrevocably elect, on or before December 31 of any year, to defer payment of all or a specified portion of any unearned Fees scheduled to be paid to such Non-employee Director in succeeding calendar years. Such elections became effective on the first day of the calendar year following receipt by the Secretary of RCSB of written notice thereof. Any Non-employee Director who made such an election was a Participant under the Plan with respect to that election. Amounts deferred by a Participant are nonforfeitable at all times.

4.       PARTICIPANT ACCOUNTS

There shall be established for each Participant an account on COFI's books to be designated as such Participant's deferred compensation account ("Account"). Each Participant's Account shall contain one or more Sub-accounts based on the rate(s) by which the Participant elects for the balance in his or her Account balance to be valued.

         (A) Effective prior to January 1, 1999, each Participant was given the opportunity to elect that the balance in his or her Account be valued by reference to one or a combination of the following rates, provided that allocations were made in multiples of twenty percent (20%):

                  (i) GUARANTEED RATE. The Guaranteed Rate provided for earnings to be calculated in accordance with the average rate of return on assets of COFI for the quarter being credited. Earnings accrued during each calendar quarter and were credited to the Participant's Account on the first business day following the end of such quarter on the basis of the average balance in such Account during such quarter.

                  (ii) SHARE EQUIVALENT RATE. The Share Equivalent Rate provided for earnings to be calculated in accordance with the Fair Market Value (i.e., the closing sale price of a share of COFI Common Stock, as quoted by NASDAQ) of shares of COFI's common stock, $1.00 par value per share ("Common Stock"). Share Equivalents are valued, as of any date, by multiplying the number of Share Equivalents in a Participant's Account by the Fair Market Value of COFI Common Stock on the date for which the valuation is made. Accordingly, the value of Share Equivalents will change as the Fair Market Value of COFI's Common Stock changes and will appreciate and depreciate with the changing Fair Market Value.

                           In addition, COFI shall, on the payment date for each dividend payment, credit to such Participant's Account Share Equivalents determined by a number the numerator of which is the per share value of the dividend multiplied by the number of Share Equivalents credited to the Participant's Account as of the record date and the denominator of which is the Fair Market Value of COFI's Common Stock on the dividend payment date.


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                           The number of Share Equivalents credited to a
                           Participant's Account shall be equal to the amount designated to be valued in accordance with the Share Equivalent Rate, divided by the Fair Market Value of COFI's Common Stock as of that date.

                  (iii) SHARE UNIT RATE. For deferral elections made prior to January 1, 1996, the Share Unit Rate provided for earnings to be calculated in accordance with the Fair Market Value of COFI's Common Stock. The value of Share Units, as of any date, shall consist of an amount, equal to the sum of (a) the dollar amount designated to be valued in accordance with the Share Unit Rate; (b) the excess amount, if any, of the Maturity Value over the Initial Value of the Participant's Share Units; and (c) the Maturity Value of the Participant's Dividend Units. Initial Value (unless the Committee determines otherwise) means the closing price of a share of COFI Common Stock, as quoted by NASDAQ, as of the date a Share Unit was credited to the Participant's Account. Maturity Value means the closing sale price of a share of COFI Common Stock, as quoted by NASDAQ, on the date for which the valuation is made.

                           The number of Share Units credited to the Participant's Account shall be equal to the amount designated to be valued in accordance with the Share Unit Rate divided by the Initial Value. In addition, a number of Dividend Units shall be credited to a Participant's Account, equal to the number of COFI Common Stock shares determined by dividing the fair value of any dividend or other distribution paid or made by COFI with respect to a share of its Common Stock (but not including a distribution of COFI Common Stock) by the average of the means between the high and low sales prices of a share of COFI Common Stock, as quoted by NASDAQ, for the five consecutive days commencing on the date on which the COFI Common Stock first traded "ex" such dividend or distribution. In the case of a cash dividend, the "fair value" thereof shall be such amount as shall be determined in good faith by the Committee.

         (B) Effective January 1, 1999, each Participant shall be given the opportunity to elect, in accordance with Plan Section 5, below, the rates(s) by which the balance in his or her Account should be valued, provided that allocations among the rates must be made in multiples of twenty percent (20%):

                  (i) GUARANTEED RATE. The Guaranteed Rate provides for earnings to be calculated in accordance with the one-year Treasury Bill yield as of the last day of each calendar quarter. Earnings shall accrue on the amount designated to be valued in accordance with the Guaranteed Rate during each calendar quarter and shall be credited to the Participant's Account on the first business day following the end of such quarter on the basis of the average balance in such Account during such quarter.


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                  (ii)     SHARE EQUIVALENT RATE. The Share Equivalent Rate
                           provides for earnings to be calculated in accordance with the Fair Market Value of shares of COFI's Common Stock, in the manner described above.

Amounts valued at the Guaranteed Rate shall be held in the Participant's Guaranteed Rate Subaccount. Amounts valued at the Share Equivalent Rate shall be held in the Participant's Share Equivalent Sub-account.

All amounts credited to a Participant's Guaranteed Rate Sub-account, together with any earnings or dividends accrued thereon, shall be held in COFI's general funds and shall represent an unsecured claim against COFI's general assets. Although shares equal in value to all amounts credited to a Participant's Share Equivalent Sub-account, together with any earnings or dividends accrued thereon, may be placed in the RCSB Financial, Inc. Non-employee Director Deferred Compensation Trust (the "Trust"), the obligations of COFI with respect to the Share Equivalent Sub-account shall represent an unsecured claim against COFI's general assets.

COFI shall furnish quarterly statements to each Participant, reflecting the amount and change in value in his or her Account.

5.       SUB-ACCOUNT ELECTIONS

Effective January 1, 1999, each Participant shall make an irrevocable election as to the rates to be referenced to value the balance in his or her Account (the "New Election"). For a Participant who does not make a New Election, such Participant's prior election, as in effect immediately preceding January 1, 1999 (the "Prior Election"), shall be deemed to be his or her irrevocable New Election except that, with respect to any amount that was determined based on the Share Unit Rate, the Participant shall be deemed to have made a New Election to have such amount determined in accordance with the Share Equivalent Rate. For a Participant who has never made a valid election, such Participant shall be deemed to have made an irrevocable New Election to have the amount in his or her Account to be valued based on the Guaranteed Rate.

6.       TRANSITION OF SUB-ACCOUNTS EFFECTIVE JANUARY 1, 1999

         (A) GUARANTEED RATE. Beginning January 1, 1999, the amount in a Participant's Guaranteed Rate Sub-account shall be valued using the Guaranteed Rate in effect as of that date.

         (B) SHARE EQUIVALENTS. The Share Equivalents in a Participant's Share Equivalent Subaccount shall continue to be valued using the Share Equivalent Rate.

         (C) SHARE UNITS. Any amount valued at the Share Unit Rate immediately preceding January 1, 1999, which is converted effective January 1, 1999, shall be valued as of December 31, 1998 in the manner described in Plan Section 4(A)(iii), above.

                  To the extent the Participant's New Election directs that Share Units shall be converted to the Guaranteed Rate, the amount determined in the previous paragraph

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                  shall be credited to the Participant's Guaranteed Rate
                  Sub-Account and, beginning January 1, 1999, earnings shall be calculated using the Guaranteed Rate in effect as of that date. To the extent the Participant's New Election directs that Share Units shall be converted to Share Equivalents, a number of Share Equivalents, equal to the amount determined in the previous paragraph, divided by the Fair Market Value of COFI's Common Stock as of that date, shall be credited to the Participant's Share Equivalent Sub-account and, beginning January 1, 1999, earnings shall be calculated using the Share Equivalent Rate.

7.       CHARACTERISTICS OF SHARE EQUIVALENTS

Share Equivalents are not shares of Common Stock and have none of the voting powers associated with shares for Common Stock. Notwithstanding the previous sentence, to the extent that a Participant' Account that is paid in COFI Common Stock, as described in Plan Section 8, below, stock certificate(s) representing such shares shall be issued and transferred to the Participant on the Deferral Payment Date or subsequent installment payment date, if applicable, whereupon the Participant shall become a COFI shareholder with respect to such shares and shall be entitled to vote the shares.

In the event that (a) the number of outstanding shares of COFI Common Stock shall be changed by reason of split-ups, combinations of shares, recapitalizations, share dividends or otherwise, or (b) COFI Common Stock is converted into or exchanged for other shares as a result of any merger or consolidation (including a sale of assets) or other recapitalization, the number of Share Equivalents then credited to a Participant's Share Equivalent Sub-account and the value of such Share Equivalents shall be appropriately adjusted so as to reflect such change.

8.       PAYMENT FROM PARTICIPANT ACCOUNTS

A Participant's Account shall be paid in a lump sum or in the number of annual installments elected by such Participant in his or her Prior Election. The lump sum or the first installment, as applicable, shall be paid on the "Deferral Payment Date" indicated in the Participant's Prior Election, and subsequent installments, if any, shall be paid on the first business day of each succeeding calendar year until the entire remaining balance in a Participant's Account has been paid. When a Participant is to receive the balance of his or her Account in annual installments, each such annual installment shall be a fraction of the balance in such Account on the date such annual installment is to be paid, the numerator of which is one and the denominator of which is the total number of installments then remaining to be paid. Annual installment payments of COFI Common Stock shall be rounded down to the nearest whole share.

Payment of the balance credited to a Participant's Guaranteed Rate Sub-account shall be made in cash. Payment of the balance credited to a Participant's Share Equivalent Sub-account shall be made in whole shares of COFI Common Stock. Any fractional Share Equivalents in the Participant's Share Equivalent Sub-account as of the date of payment of a lump sum payment or the last installment payment date, if applicable, shall be paid in cash in a lump sum on such date.

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Notwithstanding the foregoing, a Participant may, in accordance with his or her
New Election, irrevocably elect to receive a lump sum distribution of the balance in his or her Account payable in cash or Common Stock as elected by the Participant in his or her Prior Election. Such Account balance shall be valued as of an interim valuation date of December 1, 1998, based on the Subaccount elections reflected in the Participant's Prior Election. Such Account balance shall be paid in full as soon as reasonably practicable following the December 1, 1998 interim valuation date. In the event that a lump sum distribution of a Participant's Account balance that is payable in cash is not paid by December 31, 1998, interest, at the Guaranteed Rate, shall accrue on the Account balance from December 1, 1998 to the end of the month preceding actual payment of the Account balance.

9.       PAYMENT IN EVENT OF DEATH OR HARDSHIP

If a Participant dies before the balance in his or her Guaranteed Rate Sub-account has been paid in full, the balance then remaining shall be paid promptly in a lump sum to such Participant's designated beneficiary(ies). If a Participant dies before the balance in his or her Share Equivalent Sub-account has been paid in full, a stock certificate representing the balance of whole shares of COFI Common Stock then remaining shall be issued and transferred, and any fractional Share Equivalents in the Participant's Share Equivalent Sub-account shall be paid in cash in a lump sum, promptly to the Participant's designated beneficiary(ies).

A Participant may designate one or more beneficiaries (including an entity other than a natural person) to receive any payments to be made upon the Participant's death. At any time, and from time to time, any such designation may be changed or canceled by the Participant without notice to or the consent of any beneficiary(ies). Any such designation, change, or cancellation shall be effective upon receipt by COFI's Secretary of written notice thereof. If a Participant designates more than one beneficiary, any payments to such beneficiaries shall be made in equal shares unless the Participant has designated otherwise. If no beneficiary has been named by the Participant, or if the designated beneficiary or beneficiaries shall be predeceased the Participant, or shall no longer exist, the balance of the Participant's Account shall be paid to the Participant's estate.

The Committee may, at any time, under rules which it may prescribe, direct COFI to pay in a lump sum to a Participant all or any portion of the balance then in the Participant's Account if the Committee finds, in its sole discretion, that continued deferral of all or any portion of such balance shall result in a financial hardship to such Participant or that such Participant has become disabled.

10.      NONASSIGNABILITY

During a Participant's lifetime, the right to the balance in his or her Account shall not be transferable or assignable. Nothing contained in the Plan shall create, or be deemed to create, a trust, actual or constructive, for the benefit of a Participant or his or her beneficiary, or shall give, or be deemed to give, to any Participant or his or her beneficiary any interest in any specific assets of COFI. The right of a Participant to receive future payments under the Plan or Trust shall be an unsecured claim against the general assets of the Company.

11.      AMENDMENT



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The Board of Directors may, at any time, without the consent of the participants, amend, suspend, or terminate the Plan. Subject to any applicable laws and regulations, no amendment, suspension, or termination of the Plan shall operate to annul an election already in effect for the then current year or for any preceding calendar year; and the balance in a Participant's Account shall continue to be payable in accordance with the Participant's then current election and, until paid, to be valued by a rate of return to be determined from time to time by the Committee.

12.      GOVERNING LAW

The Plan shall be construed and enforced according to the laws of the State of Ohio, and all the provisions thereof shall be administered according to the laws of said State.

13.      SEVERABILITY OF PROVISIONS

If any of the provisions of the Plan or the application thereof to any Participant shall be held invalid, neither the remainder of the Plan nor its application to any other Participant shall be affected thereby.

14.      PRIOR PLANS

This Plan is intended to supersede, in all respects, the RCSB Deferred Compensation Plan for Nonemployee Directors, the Fee Deferral Plan for Trustees and The RCSB Financial, Inc. Non-employee Director Deferred Compensation Plan ("Prior Plans") previously adopted by the then Board of Directors or Trustees of Rochester Community Savings Bank, which Prior Plans were effective as of November 10, 1986, January 1, 1980 and July 1, 1996, respectively.

15.      EFFECTIVE DATE

By approval of the Board of Directors, this amendment and restatement of the Plan is effective December 1, 1998.